Exhibit 99.1

Porter Bancorp Reports 2nd Quarter 2017 Net Income of $1.7 million or $0.27 per Diluted Share

LOUISVILLE, Ky.--(BUSINESS WIRE)--July 26, 2017--Porter Bancorp, Inc. (NASDAQ: PBIB) (“the Company”), parent company of PBI Bank, today reported unaudited results for the second quarter of 2017. Net income available to common shareholders for the second quarter of 2017 was $1.7 million, or $0.27 per basic and diluted common share, compared with $979,000, or $0.17 per basic and diluted share, for the second quarter of 2016. Net income available to common shareholders for the six months ended June 30, 2017, was $3.3 million, or $0.54 per diluted common share, compared with net income available to common shareholders of $2.4 million, or $0.43 per diluted share, for the six months ended June 30, 2016.

As compared to the same period in 2016, the Company’s performance for the quarter and six months ended June 30, 2017, reflected several positive developments, including:

  Improved net interest income and net interest margin
  Continued improvement in asset quality trends and growth in the loan portfolio
  Improved deposit service charges and interchange fee income
  Continued reductions in non-interest expenses
  Completion of a $10.0 million senior debt transaction and capital contribution of $9.0 million to PBI Bank

Net Interest Income – Net interest income before provision expense increased to $7.6 million for the second quarter of 2017, compared with $7.2 million in the second quarter of 2016. Average loans increased to $654.8 million for the second quarter of 2017, compared with $619.3 million in the second quarter of 2016. Net interest margin increased to 3.42% in the second quarter of 2017, compared with 3.34% in the second quarter of 2016.

Our yield on earning assets increased to 4.11% in the second quarter of 2017, compared to 4.03% in the second quarter of 2016. Our cost of funds was 0.80% in the second quarter of 2017, compared to 0.79% in the second quarter of 2016.

Loan Loss Provision and Allowance for Loan Losses – There was no provision for loan losses in the first or second quarter of 2017. Ongoing improvements in asset quality and management’s assessment of risk in the loan portfolio led to a negative provision for loan losses of $600,000 for the second quarter of 2016.

The allowance for loan losses to total loans was 1.36% at June 30, 2017, compared to 1.62% at June 30, 2016. The reduced level of the allowance in 2017 compared to 2016 was primarily driven by declining charge-off levels, growth in the portfolio, and improving trends in credit quality. Net loan charge-offs were $82,000 for the first six months of 2017, compared to $787,000 for the first six months of 2016. The allowance for loan losses for loans evaluated collectively for impairment was 1.33% at June 30, 2017, and 1.66% at June 30, 2016.

Non-performing Assets – Non-performing assets, which include loans past due 90 days and still accruing, loans on nonaccrual, and other real estate owned (“OREO”), decreased to $12.8 million, or 1.34% of total assets at June 30, 2017, compared with $14.7 million, or 1.56% of total assets at March 31, 2017, and $23.9 million, or 2.61% of total assets at June 30, 2016.

Non-performing loans decreased to $6.5 million, or 0.99% of total loans at June 30, 2017, compared with $8.1 million, or 1.22% of total loans at March 31, 2017, and decreased from $11.6 million, or 1.86% of total loans at June 30, 2016. The decrease from the previous quarter was primarily driven by $1.9 million in principal payments received on nonaccrual loans. OREO at June 30, 2017, decreased to $6.3 million, compared with $6.6 million at March 31, 2017, and $12.3 million at June 30, 2016. The Company acquired $40,000 in OREO and sold $320,000 in OREO during the second quarter of 2017. There were no fair value write-downs arising from lower marketing prices or new appraisals in the first six months of 2017, compared with $650,000 in the first six months of 2016.

The following table details past due loans and non-performing assets as of:

	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(in thousands)
Past due loans:
30 – 59 days	$1,328	$972	$2,302	$2,335	$2,401
60 – 89 days	765	289	315	273	336
90 days or more	—	—	—	—	—
Nonaccrual loans	6,509	8,102	9,216	10,099	11,599
Total past due and nonaccrual loans	$8,602	$9,363	$11,833	$12,707	$14,336

Loans past due 90 days or more	$—	$—	$—	$—	$—
Nonaccrual loans	6,509	8,102	9,216	10,099	11,599
OREO	6,318	6,571	6,821	7,098	12,322
Other repossessed assets	—	—	—	—	—
Total non-performing Assets	$12,827	$14,673	$16,037	$17,197	$23,921

In addition to nonaccrual loans and OREO, loans classified as Troubled Debt Restructures (TDRs) and on accrual totaled $1.2 million at both June 30, 2017 and March 31, 2017, compared to $13.9 million at June 30, 2016.

Non-interest Income – Non-interest income for the second quarter of 2017 decreased $45,000 to $1.1 million compared with $1.2 million for the second quarter of 2016. The decrease from the second quarter of 2016 was primarily due to reductions in OREO income of $149,000 as income producing OREO has been sold and no income was collected in the second quarter of 2017. This reduction was partially offset by increases in service charges on deposit accounts and bank card interchange fees of $75,000 and $34,000, respectively, compared to the second quarter of 2016.

Non-interest Expense – Non-interest expense decreased $950,000 to $7.0 million for the second quarter of 2017, compared with $7.9 million for the second quarter of 2016. The decrease from the second quarter of 2016 was primarily due to a reduction in OREO expenses of approximately $297,000, a reduction of professional fees of $251,000, a reduction of litigation and loan collection expenses of $231,000, and a reduction of FDIC insurance expense of $136,000.

Capital – On June 30, 2017, the Company entered into a $10.0 million senior secured loan agreement with a commercial bank. The loan matures on June 30, 2022. Interest is payable quarterly at a rate of three-month LIBOR plus 250 basis points through June 30, 2020, at which time quarterly principal payments of $250,000 plus interest will commence. The loan is secured by a first priority pledge of 100% of the issued and outstanding stock of PBI Bank. The Company may prepay any amount due under the promissory note at any time without premium or penalty.

The Company contributed $9.0 million of the borrowing proceeds to PBI Bank as Common Equity Tier 1 Capital. The remaining $1.0 million of the borrowing proceeds were retained by the lender in escrow to service quarterly interest payments.

At June 30, 2017, PBI Bank’s Tier 1 leverage ratio was 7.54%, compared with 6.37% at March 31, 2017, and its Total risk-based capital ratio was 11.50% at June 30, 2017, compared with 9.89% at March 31, 2017, which are below the minimums of 9.0% and 12.0% required by the Bank’s Consent Order.

At June 30, 2017, Porter Bancorp’s leverage ratio was 5.65%, compared with 5.43% at March 31, 2017, and its Total risk-based capital ratio was 10.44%, compared with 10.15% at March 31, 2017. At June 30, 2017, PBI Bank’s Common equity Tier I risk-based capital ratio was 9.97%, and Porter Bancorp’s Common equity Tier I risk-based capital ratio was 5.58%.

Deferred Tax Assets and Liabilities – The Company has a net deferred tax asset of $52.4 million at June 30, 2017, which is currently subject to a 100% valuation allowance. Deferred tax assets and liabilities were due to the following as of:

	June 30,	December 31,
	2017	2016
	(in thousands)
Deferred tax assets:
Net operating loss carry-forward	$44,211	$42,094
Allowance for loan losses	3,110	3,139
Other real estate owned write-down	3,366	3,366
Other	3,092	7,607
	53,779	56,206

Deferred tax liabilities:
FHLB stock dividends	928	928
Other	485	1,229
	1,413	2,157
Net deferred tax assets before valuation allowance	52,366	54,049
Valuation allowance	(52,366)	(54,049)
Net deferred tax asset	$—	$—

Our ability to utilize deferred tax assets depends upon generating sufficient future levels of taxable income. The determination to restore a deferred tax asset and eliminate a valuation allowance depends upon the evaluation of both positive and negative evidence regarding the likelihood of achieving sufficient future taxable income levels. We established a valuation allowance for all deferred tax assets as of December 31, 2011, and the valuation allowance remains in effect as of June 30, 2017.

Under Section 382 of the Internal Revenue Code, as amended (“Section 382”), the Company’s net operating loss carryforwards (“NOLs”) and other deferred tax assets can generally be used to offset future taxable income and therefore reduce federal income tax obligations. However, the Company's ability to use its NOLs would be limited if there was an “ownership change” as defined by Section 382. This would occur if shareholders owning (or deemed to own under the tax rules) 5% or more of the Company's voting and non-voting common shares increase their aggregate ownership of the Company by more than 50 percentage points over a defined period of time.

In 2015, the Company took two measures to preserve the value of its NOLs. First, we adopted a tax benefits preservation plan designed to reduce the likelihood of an “ownership change” occurring as a result of purchases and sales of the Company's common shares. Any shareholder or group that acquires beneficial ownership of 5% or more of the Company (an “acquiring person”) could be subject to significant dilution in its holdings if the Company's Board of Directors does not approve such acquisition. Existing shareholders holding 5% or more of the Company will not be considered acquiring persons unless they acquire additional shares, subject to certain exceptions described in the plan. In addition, the Board of Directors has the discretion to exempt certain transactions and certain persons whose acquisition of securities is determined by the Board not to jeopardize the Company's deferred tax assets. The rights will expire upon the earlier of (i) June 29, 2018, (ii) the beginning of a taxable year with respect to which the Board of Directors determines that no tax benefits may be carried forward, (iii) the repeal or amendment of Section 382 or any successor statute, if the Board of Directors determines that the plan is no longer needed to preserve the tax benefits, and (iv) certain other events as described in the plan.

On September 23, 2015, our shareholders approved an amendment to the Company’s articles of incorporation to further help protect the long-term value of the Company’s NOLs. The amendment provides a means to block transfers of our common shares that could result in an ownership change under Section 382. The transfer restrictions will expire on the earlier of (i) September 23, 2018, (ii) the beginning of a taxable year with respect to which the Board of Directors determines that no tax benefit may be carried forward, (iii) the repeal of Section 382 or any successor statute if our Board determines that the transfer restrictions are no longer needed to preserve the tax benefits of our NOLs, or (iv) such date as the Board otherwise determines that the transfer restrictions are no longer necessary.

Forward-Looking Statements

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties, including our ability to reduce our level of higher risk loans such as commercial real estate and real estate development loans, reduce our level of non-performing loans and other real estate owned, and increase net interest income in a low interest rate environment, as well as our need to increase capital. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

Additional Information

Unaudited supplemental financial information for the second quarter ending June 30, 2017, follows.

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three	Three	Three	Six	Six
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	6/30/17	3/31/17	6/30/16	6/30/17	6/30/16

Income Statement Data
Interest income	$9,134	$9,225	$8,705	$18,359	$17,890
Interest expense	1,546	1,484	1,509	3,030	3,043
Net interest income	7,588	7,741	7,196	15,329	14,847
Provision (negative provision) for loan losses	—	—	(600)	—	(1,150)
Net interest income after provision	7,588	7,741	7,796	15,329	15,997

Service charges on deposit accounts	548	501	473	1,049	902
Bank card interchange fees	255	213	221	468	423
Other real estate owned income	—	—	149	—	405
Bank owned life insurance income	104	102	119	206	215
Gain (loss) on sales and calls of securities, net	(5)	—	—	(5)	203
Other	205	252	190	457	395
Non-interest income	1,107	1,068	1,152	2,175	2,543

Salaries & employee benefits	3,803	3,947	3,857	7,750	7,679
Occupancy and equipment	844	821	808	1,665	1,662
Professional fees	241	303	492	544	877
FDIC insurance	357	342	493	699	1,016
Data processing expense	318	292	295	610	592
State franchise and deposit tax	225	225	255	450	510
Other real estate owned expense	(3)	(16)	294	(19)	962
Litigation and loan collection expense	40	3	271	43	353
Other	1,161	1,212	1,171	2,373	2,376
Non-interest expense	6,986	7,129	7,936	14,115	16,027

Income before income taxes	1,709	1,680	1,012	3,389	2,513
Income tax expense	—	—	—	—	21
Net income	1,709	1,680	1,012	3,389	2,492
Less:
Earnings allocated to participating securities	42	44	33	88	84
Net income available to common	$1,667	$1,636	$979	$3,301	$2,408

Weighted average shares – Basic	6,096,981	6,063,026	5,877,961	6,076,112	5,538,815
Weighted average shares – Diluted	6,096,981	6,063,026	5,877,961	6,076,112	5,538,815

Basic earnings per common share	$0.27	$0.27	$0.17	$0.54	$0.43
Diluted earnings per common share	$0.27	$0.27	$0.17	$0.54	$0.43
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00	$0.00

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three	Three	Three	Six	Six
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	6/30/17	3/31/17	6/30/16	6/30/17	6/30/16

Average Balance Sheet Data
Assets	$941,982	$937,616	$936,000	$939,811	$936,689
Loans	654,801	649,325	619,253	652,078	619,665
Earning assets	899,393	892,292	876,721	895,862	879,178
Deposits	870,138	853,556	858,849	861,893	861,987
Long-term debt and advances	29,759	35,956	27,649	32,840	27,841
Interest bearing liabilities	773,301	767,461	766,712	770,397	773,075
Stockholders’ equity	37,018	33,732	39,214	35,384	36,380

Performance Ratios
Return on average assets	0.73%	0.73%	0.43%	0.73%	0.54%
Return on average equity	18.52	20.20	10.38	19.31	13.78
Yield on average earning assets (tax equivalent)	4.11	4.23	4.03	4.17	4.13
Cost of interest bearing liabilities	0.80	0.78	0.79	0.79	0.79
Net interest margin (tax equivalent)	3.42	3.55	3.34	3.49	3.44
Efficiency ratio	80.30	80.93	95.06	80.62	93.25

Loan Charge-off Data
Loans charged-off	$(307)	$(326)	$(928)	$(633)	$(1,677)
Recoveries	226	325	292	551	890
Net recoveries (charge-offs)	$(81)	$(1)	$(636)	$(82)	$(787)

Nonaccrual Loan Activity
Nonaccrual loans at beginning of period	$8,102	$9,216	$11,119	$9,216	$14,087
Net principal pay-downs	(1,944)	(1,452)	(731)	(3,396)	(3,443)
Charge-offs	(242)	(229)	(344)	(471)	(988)
Loans foreclosed and transferred to OREO	(40)	(100)	(135)	(140)	(576)
Loans returned to accrual status	(63)	(136)	(265)	(199)	(349)
Loans placed on nonaccrual during the period	696	803	1,955	1,499	2,868
Nonaccrual loans at end of period	$6,509	$8,102	$11,599	$6,509	$11,599

Troubled Debt Restructurings (TDRs)
Accruing	$1,235	$1,244	$13,936	$1,235	$13,936
Nonaccrual	1,967	3,374	3,453	1,967	3,453
Total	$3,202	$4,618	$17,389	$3,202	$17,389

Other Real Estate Owned (OREO) Activity
OREO at beginning of period	$6,571	$6,821	$17,861	$6,821	$19,214
Real estate acquired	40	100	135	140	576
Valuation adjustment write-downs	—	—	(150)	—	(650)
Proceeds from sales of properties	(320)	(388)	(5,638)	(708)	(6,987)
Gain (loss) on sales, net	27	38	114	65	169
OREO at end of period	$6,318	$6,571	$12,322	$6,318	$12,322

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16

Assets
Loans	$654,938	$664,183	$639,236	$621,697	$624,136
Allowance for loan losses	(8,885)	(8,966)	(8,967)	(9,489)	(10,104)
Net loans	646,053	655,217	630,269	612,208	614,032
Loans held for sale	—	—	—	134	—
Securities held to maturity	41,635	41,752	41,818	41,883	41,948
Securities available for sale	154,993	156,001	152,790	142,433	143,145
Federal funds sold & interest bearing deposits	51,413	32,329	56,867	57,578	49,313
Cash and due from financial institutions	9,297	5,456	9,449	6,266	8,289
Premises and equipment	17,164	17,687	17,848	18,481	18,618
Bank owned life insurance	15,033	14,935	14,838	14,741	14,646
FHLB Stock	7,323	7,323	7,323	7,323	7,323
Other real estate owned	6,318	6,571	6,821	7,098	12,322
Accrued interest receivable and other assets	5,228	5,083	7,154	7,135	6,916
Total Assets	$954,457	$942,354	$945,177	$915,280	$916,552

Liabilities and Equity
Certificates of deposit	$458,068	$470,029	$444,639	$454,742	$461,183
Interest checking	97,169	104,811	103,876	88,386	90,806
Money market	153,700	122,434	142,497	140,995	135,643
Savings	36,363	36,380	34,518	33,816	34,616
Total interest bearing deposits	745,300	733,654	725,530	717,939	722,248
Demand deposits	129,518	127,049	124,395	119,005	117,843
Total deposits	874,818	860,703	849,925	836,944	840,091
FHLB advances	2,158	17,313	22,458	2,619	2,775
Junior subordinated debentures	23,700	23,925	24,150	24,375	24,600
Senior debt	10,000	—	—	—	—
Accrued interest payable and other liabilities	5,388	4,908	15,911	7,721	7,651
Total liabilities	916,064	906,849	912,444	871,659	875,117

Preferred stockholders’ equity	2,771	2,771	2,771	2,771	2,771
Common stockholders’ equity	35,622	32,734	29,962	40,850	38,664
Total stockholders’ equity	38,393	35,505	32,733	43,621	41,435
Total Liabilities and Stockholders’ Equity	$954,457	$942,354	$945,177	$915,280	$916,552

Ending shares outstanding	6,259,864	6,247,520	6,224,533	6,222,994	6,223,661
Book value per common share	$5.69	$5.24	$4.81	$6.56	$6.21
Tangible book value per common share	5.69	5.23	4.79	6.53	6.16

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16
Asset Quality Data
Loan 90 days or more past due still on accrual	$—	$—	$—	$—	$—
Nonaccrual loans	6,509	8,102	9,216	10,099	11,599
Total non-performing loans	6,509	8,102	9,216	10,099	11,599
Real estate acquired through foreclosures	6,318	6,571	6,821	7,098	12,322
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$12,827	$14,673	$16,037	$17,197	$23,921

Non-performing loans to total loans	0.99%	1.22%	1.44%	1.62%	1.86%
Non-performing assets to total assets	1.34	1.56	1.70	1.88	2.61
Allowance for loan losses to non-performing loans	136.50	110.66	97.30	93.96	87.11

Allowance for loans evaluated individually	$254	$332	$399	$339	$146
Loans evaluated individually for impairment	8,273	9,891	15,131	16,214	25,535
Allowance as % of loans evaluated individually	3.07%	3.36%	2.64%	2.09%	0.57%

Allowance for loans evaluated collectively	$8,631	$8,634	$8,568	$9,150	$9,958
Loans evaluated collectively for impairment	646,665	654,292	624,105	605,483	598,601
Allowance as % of loans evaluated collectively	1.33%	1.32%	1.37%	1.51%	1.66%

Allowance for loan losses to total loans	1.36%	1.35%	1.40%	1.53%	1.62%

Loans by Risk Category
Pass	$610,356	$617,361	$586,430	$551,075	$547,853
Watch	29,433	26,442	30,431	46,049	50,024
Special Mention	604	492	497	603	622
Substandard	14,545	19,888	21,878	23,970	25,637
Doubtful	—	—	—	—	—
Total	$654,938	$664,183	$639,236	$621,697	$624,136

Risk-based Capital Ratios - Company
Tier I leverage ratio	5.65%	5.43%	5.27%	6.21%	5.87%
Common equity Tier I risk-based capital ratio	5.58	5.29	5.20	6.37	6.11
Tier I risk-based capital ratio	7.46	7.09	6.99	8.48	8.16
Total risk-based capital ratio	10.44	10.15	10.21	11.57	11.31

Risk-based Capital Ratios – PBI Bank
Tier I leverage ratio	7.54%	6.37%	6.24%	6.97%	6.65%
Common equity Tier I risk-based capital ratio	9.97	8.33	8.28	9.53	9.22
Tier I risk-based capital ratio	9.97	8.33	8.28	9.53	9.22
Total risk-based capital ratio	11.50	9.89	9.88	11.18	10.87

FTE employees	221	230	238	233	239

Non-GAAP Financial Measures Reconciliation

Tangible book value per common share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible book value per common share by excluding the balance of intangible assets from common stockholders’ equity. We calculate tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing common stockholders’ equity by common shares outstanding. We believe this is consistent with bank regulatory agency treatment, which excludes tangible assets from the calculation of risk-based capital.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income. We calculate the efficiency ratio by dividing total non-interest expenses as determined under GAAP by net interest income and total non-interest income, but excluding net gains on the sale of securities from the calculation. We believe this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

	As of
	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16
Tangible Book Value Per Share	(in thousands, except share and per share data)

Common stockholder’s equity	$35,622	$32,734	$29,962	$40,850	$38,664
Less: Intangible assets	—	42	140	239	337
Tangible common equity	35,622	32,692	29,822	40,611	38,327

Shares outstanding	6,259,864	6,247,520	6,224,533	6,222,994	6,223,661
Tangible book value per common share	$5.69	$5.23	$4.79	$6.53	$6.16
Book value per common share	5.69	5.24	4.81	6.56	6.21

	Three Months Ended			Six Months Ended
	6/30/17	3/31/17	6/30/16	6/30/17	6/30/16
Efficiency Ratio	(in thousands)

Net interest income	$7,588	$7,741	$7,196	$15,329	$14,847
Non-interest income	1,107	1,068	1,152	2,175	2,543
Less: Net gain (loss) on securities	(5)	—	—	(5)	203
Revenue used for efficiency ratio	8,700	8,809	8,348	17,509	17,187
Non-interest expense	6,986	7,129	7,936	14,115	16,027

Efficiency ratio	80.30%	80.93%	95.06%	80.62%	93.25%

CONTACT:
Porter Bancorp, Inc.
John T. Taylor, 502-499-4800
Chief Executive Officer